Exhibit 4.20

EXECUTION VERSION

TRADEMARK SECURITY AGREEMENT

This Trademark Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of November 1, 2012, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Credit Suisse AG, as collateral agent (the “Collateral Agent”) for the Secured First Lien Parties (as defined in the Security Agreement referred to below).

WHEREAS, WMG Acquisition Corp., a Delaware corporation, has entered into a Security Agreement, dated as of November 1, 2012, made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “General Security Agreement”). Capitalized terms not otherwise defined herein have the meanings set forth in the General Security Agreement.

WHEREAS, under the terms of the General Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured First Lien Parties, a security interest in, among other property, certain Trademarks (as defined below) of the Grantors, and have agreed as a condition thereof to execute this Security Agreement for recording with the United States Patent and Trademark Office.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1. Grant of Security. Each Grantor hereby confirms the grant to the Collateral Agent, for the ratable benefit of the Secured First Lien Parties, of a security interest in such Grantor’s right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) all trademarks, service marks, domain names, trade dress, logos, slogans, trade names, and other source identifiers, whether registered or unregistered, owned by the Grantor, (provided that no security interest shall be granted in United States intent-to-use trademark applications or service mark applications filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed and accepted), including, without limitation, each Trademark registration and application therefor, referred to in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark;

(ii) all registrations and applications for registration for any Trademark, together with all renewals thereof;

(iii) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(iv) all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the foregoing.

SECTION 2. Security for Secured First Lien Obligations. The confirmation of the grant of continuing security interest in the Trademark Collateral by each Grantor under this Security Agreement secures the payment of all Secured First Lien Obligations of such Grantor, now or hereafter existing under or in respect of the Secured First Lien Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3. Recordation. Each Grantor authorizes and requests that the Commissioner for Trademarks record this Security Agreement.

SECTION 4. Execution in Counterparts. This Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5. Grants, Rights and Remedies. This Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest with the U.S. Patent and Trademark Office. The security interest confirmed hereby has been granted to the Collateral Agent in connection with the General Security Agreement and is expressly subject to the terms and conditions thereof and does not create any additional rights or obligations for any party hereto. The General Security Agreement (and all, rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 6. Governing Law. This Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed, all as of the date first written.

WMG ACQUISITION CORP.
By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General
Counsel and Secretary

[SIGNATURE PAGE TO IP SECURITY AGREEMENT - TRADEMARK]

Guarantors:	SR/MDM VENTURE INC. SUPER HYPE PUBLISHING, INC.	ASYLUM RECORDS LLC ATLANTIC MOBILE LLC
ROADRUNNER RECORDS INC.
T.Y.S., INC.	THE RHYTHM METHOD INC.	ATLANTIC PRODUCTIONS LLC
THE ALL BLACKS U.S.A., INC.	TOMMY BOY MUSIC, INC.	ATLANTIC SCREAM LLC
A. P. SCHMIDT CO.	TOMMY VALANDO PUBLISHING	ATLANTIC/143 L.L.C.
ATLANTIC RECORDING	GROUP, INC.	BB INVESTMENTS LLC
CORPORATION	UNICHAPPELL MUSIC INC.	BULLDOG ENTERTAINMENT
ATLANTIC/MR VENTURES INC.	W.B.M. MUSIC CORP.	GROUP LLC
ARMS UP INC.	WALDEN MUSIC INC.	BULLDOG ISLAND EVENTS LLC
BERNA MUSIC, INC.	WARNER ALLIANCE MUSIC INC.	BUTE SOUND LLC
BIG BEAT RECORDS INC.	WARNER BRETHREN INC.	CHORUSS LLC
CAFE AMERICANA INC.	WARNER BROS. MUSIC	CORDLESS RECORDINGS LLC
CHAPPELL MUSIC COMPANY, INC.	INTERNATIONAL INC.	EAST WEST RECORDS LLC
COTA MUSIC, INC.	WARNER BROS. RECORDS INC.	FBR INVESTMENTS LLC
COTILLION MUSIC, INC.	WARNER CUSTOM MUSIC CORP.	FOZ MAN MUSIC LLC
CRK MUSIC INC.	WARNER DOMAIN MUSIC INC.	FUELED BY RAMEN LLC
E/A MUSIC, INC.	WARNER MUSIC DISCOVERY INC.	LAVA RECORDS LLC
ELEKSYLUM MUSIC, INC.	WARNER MUSIC LATINA INC.	LAVA TRADEMARK HOLDING
ELEKTRA/CHAMELEON	WARNER MUSIC SP INC.	COMPANY LLC
VENTURES INC.	WARNER SOJOURNER MUSIC INC.	MADE OF STONE LLC
ELEKTRA ENTERTAINMENT	WARNER SPECIAL PRODUCTS INC.	PENALTY RECORDS, L.L.C.
GROUP INC.	WARNER STRATEGIC MARKETING	PERFECT GAME RECORDING
ELEKTRA GROUP VENTURES INC.	INC.	COMPANY LLC
EN ACQUISITION CORP.	WARNER/CHAPPELL MUSIC	RHINO NAME & LIKENESS
FHK, INC.	(SERVICES), INC.	HOLDINGS, LLC
FIDDLEBACK MUSIC PUBLISHING	WARNER/CHAPPELL MUSIC, INC.	RHINO/FSE HOLDINGS, LLC
COMPANY, INC.	WARNER/CHAPPELL PRODUCTION	T-BOY MUSIC, L.L.C.
FOSTER FREES MUSIC, INC.	MUSIC, INC.	T-GIRL MUSIC, L.L.C.
INSIDE JOB, INC.	WARNER-ELEKTRA-ATLANTIC	THE BIZ LLC
INSOUND ACQUISITION INC.	CORPORATION	UPPED.COM LLC
INTERSONG U.S.A., INC.	WARNERSONGS, INC.	WARNER MUSIC DISTRIBUTION
JADAR MUSIC CORP.	WARNER-TAMERLANE	LLC
LEM AMERICA, INC.	PUBLISHING CORP.	WMG TRADEMARK HOLDING
LONDON-SIRE RECORDS INC.	WARPRISE MUSIC INC.	COMPANY LLC
MAVERICK PARTNER INC.	J. RUBY PRODUCTIONS, INC.	ARTIST ARENA LLC
MCGUFFIN MUSIC INC.	SIX-FIFTEEN MUSIC	FERRET MUSIC HOLDINGS LLC
MIXED BAG MUSIC, INC.	PRODUCTIONS, INC.	FERRET MUSIC LLC
MM INVESTMENT INC.	SUMMY-BIRCHARD, INC.	FERRET MUSIC MANAGEMENT
NONESUCH RECORDS INC.	WB GOLD MUSIC CORP.	LLC
NON-STOP MUSIC HOLDINGS, INC.	WB MUSIC CORP.	FERRET MUSIC TOURING LLC
NVC INTERNATIONAL INC.	WBM/HOUSE OF GOLD MUSIC,	P & C PUBLISHING LLC
OCTA MUSIC, INC.	INC.	WARNER MUSIC NASHVILLE LLC
PEPAMAR MUSIC CORP.	WBR MANAGEMENT SERVICES INC.	ATLANTIC PIX LLC
REP SALES, INC.	WBR/QRI VENTURE, INC.
RESTLESS ACQUISITION CORP.	WBR/RUFFNATION VENTURES, INC.	By: /s/ Paul M. Robinson Name: Paul M. Robinson
REVELATION MUSIC PUBLISHING CORPORATION	WBR/SIRE VENTURES INC.	Title: Vice President & Secretary of each of the
RHINO ENTERTAINMENT COMPANY	WEA EUROPE INC.	above named entities listed
RICK’S MUSIC INC.	WEA INC.	under the heading Guarantors
RIGHTSONG MUSIC INC.	WEA INTERNATIONAL INC.	and signing this agreement in
	WEA MANAGEMENT SERVICES	such capacity on behalf of
RODRA MUSIC, INC.	INC.	each such entity
RYKO CORPORATION	WIDE MUSIC, INC.
RYKODISC, INC.	WMG MANAGEMENT SERVICES
RYKOMUSIC, INC.	INC.
SEA CHIME MUSIC, INC.

[SIGNATURE PAGE TO IP SECURITY AGREEMENT - TRADEMARK]

Guarantors (cont-d):
WARNER MUSIC INC.

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel &
Secretary

615 MUSIC LIBRARY, LLC

By:	Six-Fifteen Music Productions, Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

ARTIST ARENA INTERNATIONAL, LLC

By:	Artist Arena LLC, its Member
By:	Warner Music Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

ALTERNATIVE DISTRIBUTION ALLIANCE

By:	Warner Music Distribution LLC, its Managing
Partner

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

MAVERICK RECORDING COMPANY

By:	SR/MDM Venture Inc., its Managing Partner

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

[SIGNATURE PAGE TO IP SECURITY AGREEMENT - TRADEMARK]

Guarantors (cont-d):

NON-STOP CATACLYSMIC MUSIC, LLC
NON-STOP INTERNATIONAL PUBLISHING, LLC
NON-STOP OUTRAGEOUS PUBLISHING, LLC

By:	Non-Stop Music Publishing, LLC, their Sole Member
By:	Non-Stop Music Holdings, Inc., its Manager

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

NON-STOP MUSIC LIBRARY, L.C.
NON-STOP MUSIC PUBLISHING, LLC
NON-STOP PRODUCTIONS, LLC

By:	Non-Stop Music Holdings, Inc., their Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary

WMG ARTIST BRAND LLC

By:	Warner Music Inc., its Managing Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel & Secretary

[SIGNATURE PAGE TO IP SECURITY AGREEMENT - TRADEMARK]

CREDIT SUISSE AG, CAYMAN
ISLANDS BRANCH, as Collateral Agent
By:	/s/ James Moran
Name: James Moran
Title: Managing Director

By:	/s/ Tyler R. Smith
Name: Tyler R. Smith
Title: Associate

[SIGNATURE PAGE TO IP SECURITY AGREEMENT - TRADEMARK]